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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Argosy Gaming Company, a Delaware corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933 a Form S-4 related to its 7% Senior Subordinated Notes, due 2014, hereby constitutes and appoints Richard J. Glasier and Dale R. Black, and each of them, his true and lawful attorney-in-fact and agents, with full power to act without the other, to sign such Form S-4 and to file such Form S-4 and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission and any national exchange or self regulatory agency and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Dated: April 8, 2004

/s/ EDWARD F. BRENNAN Edward F. Brennan Director
/s/ GEORGE L. BRISTOL George L. Bristol Director
/s/ FELIX LANCE CALLIS Felix Lance Callis Director
/s/ WILLIAM F. CELLINI William F. Cellini Director
/s/ JIMMY F. GALLAGHER Jimmy F. Gallagher Director
/s/ JAMES B. PERRY James B. Perry Director
/s/ JOHN B. PRATT John B. Pratt Director
/s/ MICHAEL W. SCOTT Michael W. Scott Director

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  Exhibit 24.1
POWER OF ATTORNEY